GenTek

NEWS RELEASE
Investor/Media Contact:
Mark J. Connor, 973-515-1989
E-mail: MConnor@gentek-global.com


                      GenTek Declares Special Dividend of
                     $31.00 Per Share; Completes Financing



         PARSIPPANY, N.J., Feb. 28, 2005 - The board of directors of GenTek Inc. (NASDAQ: GETI) has declared a one-time special dividend of $31.00 per common share. The dividend is payable on March 16, 2005 to holders of record on March 10, 2005. As required by the NASD rules governing special dividends of this magnitude, the ex-dividend date will be set one business day following the payment date. The payment of the dividend is subject to the receipt of the required funds under the financing described below.

         In order to establish a more appropriate capital structure, GenTek has successfully closed on a secured financing consisting of $370 million of term loans and a $60 million revolving credit facility. The term loans include a $235 million first lien loan due in March 2011 with an interest rate of LIBOR plus 2.75% and a $135 million second lien loan due March 2012 with an interest rate of LIBOR plus 5.75%. The $60 million revolving credit facility, which will provide additional liquidity and support seasonal working capital needs, matures in March 2010 and carries an interest rate of LIBOR plus 2.75%. The Company will use approximately $313 million of the financing proceeds to pay the special dividend and $35 million of the proceeds to pre-fund certain defined benefit pension obligations. The remainder of the proceeds will be used to pay transaction fees, to refinance existing debt and for general corporate purposes.

         "We are very pleased to have completed a successful financing and to be able to unlock substantial amounts of value for our shareholders by way of this special dividend," said Richard R. Russell, GenTek's president and CEO. "Based on the positive reception from the lending community during the financing process, we increased the size of the first lien term loan by $35 million above our original plan in order to pre-fund $35 million in required minimum payments on our defined benefit pension plans that would have otherwise been due and payable over the next three years. By pre-funding near-term pension liabilities with long-term bank debt, we expect to significantly improve our prospects for increased free cash flow over the next few years. With this strong capital structure in place, we can now devote all of our efforts on continuing to improve and grow our core businesses."

         After payment of the special dividend, GenTek expects to have total funded debt of approximately $380 million to $390 million and approximately $5 million to $10 million of cash on hand.

         The special dividend will be treated as a dividend for United States federal income tax purposes to the extent of the Company's accumulated and current earnings and profits, which generally must be determined by taking into account the Company's operations for the entire 2005 calendar year. In order to determine how much of the distribution will be characterized as a dividend for tax purposes, GenTek expects to complete a comprehensive review of its accumulated earnings and profits during the course of this year. For purposes of effecting payment of the special dividend to registered holders located outside the United States, with respect to whom withholding is required, such withholding will be made based on the assumption that the entire distribution will be a taxable dividend. Shareholders are encouraged to consult their tax advisors regarding the appropriate tax treatment of the dividend.

         The Company's Tranche B and Tranche C warrants will not be entitled to any distribution as a result of this dividend. However, in accordance with the terms of the warrant agreements, it is expected that the dividend will result in substantial adjustments to both the number of shares for which the warrants are exercisable as well as the exercise price. The exact amount of the adjustments will not be determinable until after the payment of the dividend.

         Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC were joint lead arrangers on the financing, while Skadden, Arps, Slate, Meagher & Flom LLP was GenTek's legal advisor on the transaction.

About GenTek Inc.
-----------------

         GenTek provides specialty inorganic chemical products and services for petroleum refining, treating water and wastewater, and the manufacture of personal-care products. The company also produces valve-train systems and components for automotive engines and wire harnesses for large home appliances and automotive suppliers, as well as other cable products. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,900 employees.

         GenTek's 2,000-plus customers include many of the world's leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.


Forward-looking statements
--------------------------

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct or that the activities discussed in this press release will be consummated. In particular, there can be no assurance that we will satisfy the conditions required to pay the special dividend. Important factors that could cause actual results to differ from these expectations include, among others, our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, particularly if investment returns on pension assets are lower than assumed; the extent to which we undertake dispositions and new acquisitions or enter into strategic joint ventures or partnerships and their implementation; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; our ability to attract, retain and compensate key executives and employees; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers' delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers' plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

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